UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2026

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Wyoming	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Stanwix St. #2407, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)

(630) 708-0750

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Bio-Path Holdings, Inc. is referred to herein as “Bio-Path”, “we”, “us”, or “the Company”.

Item 3.02 Unregistered Sales of Equity Securities.

On April 30, 2026, under our qualified Tier 1 Regulation A offering, we sold 466,100 common shares to a third-party raising $13,983 in net proceeds. On May 13, 2026, under our qualified Tier 1 Regulation A offering, we sold 489,200 common shares to a third-party raising $14,676 in net proceeds. We have the capability to raise an additional $571,341 under the qualified offering though there can be no assurances.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2026, our Board of Directors and Control Shareholder approved the creation of new class of Series B Preferred stock with five million (5,000,000) authorized shares. Each Series B Preferred share is convertible into 1,000 common shares, votes on an as converted basis, pays no dividends, and has no liquidation amount above par value of $0.01. A copy of the Series B Certificate of Determination will be made available in early August when stamped by the Secretary of State of Wyoming in the next 15 days.

Item 7.1 Regulation FD Disclosure

We are in the midst of a strategic turnaround which may include organically restarting Phase 2 drug trials, assessing the viability of Phase 1 drug trials, partnering, licensing, or selling our intellectual property, pivoting to blockchain technology to manage and finance our drug discovery trials, raising outside capital, and/or managing our finances, performing strategic acquisitions and investments to generate growth outside of biotechnology, and improving our capital structure. There are no assurances that any or all of our efforts will be successful.

Item 8.1 Other Events.

On June 5, 2026, UT MD Anderson cancer center (“MDA” @ https://www.mdanderson.org/) agreed to restart our Phase 2 trials targeting acute myeloid leukemia  (AML) subject to us bringing them current on monies due of $292,264.21 for BP1001-201-AML and $63,286.55 for BP1002-201-AML. We believe the BP1001-201-AML Phase 2 trial will remain randomized using MDA to complete the final segment of the trial and can be restarted using a combination of cash from outside investors under our Tier 1 Regulation A offering and federal grants, which we intend to pursue through consultants.

On June 26, 2026, we opened a business account with Coinbase Global (NASDAQ: COIN) to manage our recently launched AI-driven digital asset treasury targeting L1 and L2 coins and altcoins. We intend to allocate up to 50% of capital raised to crypto opportunities.

On July 3, 2026, we engaged Farrington Capital Group LLC (“FCG” @ https://farringtoncapitalgroup.com/), a strategic advisory firm focused on education, biotech, and real estate, to identify and close a strategic investor, buyer, JV partner and/or licensor for our biotechnology and intellectual property including our multiple Phase 1 and Phase 2 drug trials targeting blood cancer, solid tumors, obesity and other domains. We agreed to provide FCG a 60-day period of exclusivity to move discussions ahead with at least one candidate they have identified. Any fees will be success-based and there were no shares or cash issued as a retainer. There can be no assurances any transaction will be completed. A copy of the FCS Agreement is provided herein under Exhibit 10.1.

On July 6, 2026, we issued 22,342 Series B Preferred shares (subscription payable) for 2,3125,000 Series B Preferred shares and 51 Series M Preferred shares of Himalaya Technologies, Inc. (OTC: HMLA) valued at $670,260, making HMLA a majority owned subsidiary. HMLA is owner and operator of Mophoe.com @ https://beta.mophoe.com/, a crypto social site and trading platform currently under development.

On July 6, 2026, we issued 369 Series B Preferred shares (subscription payable) to our CEO, Vikram Grover, for a software platform that enables the creation of niche social networks including Kanab Club @ https://www.kanab.club/. We intend to use the code to enhance Mophoe.com and deploy additional communities in the future. The transaction was valued at $11,069.

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On July 14, 2026, our majority owned subsidiary Himalaya Technologies, Inc. mutually terminated its previously announced strategic development agreement with a third party and canceled 9,684,43 Series B Preferred shares representing one half of the Company’s diluted shares outstanding.

On July 14, 23026, we added Richard Fetyko, CEO of altFINS, j.s.a. (“altFINS”), a crypto analytics and trading platform @ https://altfins.com/ to our Advisory Board granting him up to 300,000 stock options over three years with an initial tranche of 100,000 common stock purchase warrants struck at $0.03 subject to certain adjustments. We intend to add altFINS’ AI driven capabilities to our recently announced Digital Asset Treasury 2.0 (DAT 2.0) to provide excess alpha versus monolithic first generation DAT companies. To this end, we signed a letter of intent (LOI) with altFINS to partner and cross-invest in each of our Companies, including a planned issuance to altFINS of 2,500,000 common share equivalents (“CSE’s) in return for an option to buy up to 22% of altFINS equity capitalization for two million euros. We intend to move to definitive agreement in the next month. A copy of the LOI is provided herein under Exhibit 10.2.

About Farrington Capital Group, LLC:

Farrington Capital Group, LLC (“FCG”) is a private investment, development, and cognitive holding company that specializes in deploying advanced technology layers across high-impact, essential industries. Led by Founder and Managing Director Alfred Farrington II, FCG integrates its proprietary “Intelligence OS” - a technological ecosystem leveraging applied artificial intelligence and blockchain-verified ledgers—to automate operational workflows and maximize scaling efficiencies across its core portfolio entities. Strategically focused on asset classes within federally designated Qualified Opportunity Zones, the firm operates at the modern convergence of educational technology, bio-informatics, and localized digital infrastructure. Through its targeted capital allocation models and deep executive leadership, FCG acts as a modern venture builder, driving systemic economic development, localized digital access, and high-margin compounding equity growth.

About Richard Fetyko:

Richard Fetyko is the founder and CEO of altFINS, a crypto analytics and education platform. A 14-year Wall Street veteran, he worked as an equity research analyst at firms including Janney Montgomery Scott and as a portfolio manager at Twin Capital before founding altFINS in 2020 to bring professional-grade analytical tools to crypto traders. He holds an MBA in Finance from the University of Oklahoma.

About altFINS, j.s.a.:

altFINS is a crypto analytics and education platform used by traders worldwide, from beginners to experts, who value data-driven insights over market hype. The platform scans 2,000+ coins across 150 technical indicators, multiple time intervals, and on-chain metrics to deliver automated market insights. Combined with AI-detected chart patterns, AI trade setups, and expert-vetted analyses, altFINS helps traders find ideas, create alerts, execute strategies, and monitor portfolio performance across exchanges, turning market noise into confident trading decisions. In 2026, altFINS is expanding beyond crypto to bring its screening and analysis tools to stocks and forex markets.

Exhibit No. Description

10.1 Bio-Path Holdings, Inc. – Farrington Capital Group, LLC Agreement – 07/03/2026

10.2 Bio-Path Holdings, Inc. – altFINS, j.s.a. LOI – 07/14/2026

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: July 16, 2026	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer, Chief Financial Officer and Director

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